                                  EXHIBIT 15



Board of Directors
Texas Industries, Inc.



We are aware of the incorporation by reference in the Registration Statement Number 2-95879 on Form S-8, Post-Effective Amendment Number 9 to Registration Statement Number 2-48986 on Form S-8, and Registration Statement Number 33-53715 on Form S-8 of Texas Industries, Inc. and in the related Prospectuses of our report dated September 16, 1998, relating to the unaudited condensed consolidated interim financial statements of Texas Industries, Inc., which are included in its Form 10-Q for the quarter ended August 31, 1998.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the Registration Statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                         /s/  Ernst & Young LLP
                                         ----------------------




October 12, 1998
Dallas, Texas



                                      -17-